Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 1
                             Payment Date 10/25/2001

Servicing Certificate
Beginning Pool Balance                                 175,567,084.54
Beginning PFA                                                    0.00
Ending Pool Balance                                    170,470,352.39
Ending PFA Balance                                                  -
Principal Collections                                    7,009,165.49
Principal Draws                                          2,207,980.43
Net Principal Collections                                4,801,185.06
Active Loan Count                                               6,800

Interest Collections                                     1,131,323.85

Weighted Average Net Loan Rate                               6.78000%
Substitution Adjustment Amount                                   0.00

Note Rate                                                    2.91125%

Term Notes                                                Amount        Factor
Beginning Balance                                      170,539,510.83  0.7579534
Ending Balance                                         165,150,343.59  0.7340015
Principal                                                5,389,167.24 23.9518544
Interest                                                   413,735.96  1.8388265
Interest Shortfall                                               0.00  0.0000000
Security Percentage                                           100.00%

Variable Funding Notes                                    Amount
Beginning Balance                                                0.00
Ending Balance                                                   0.00
Principal                                                        0.00
Interest                                                         0.00
Interest Shortfall                                               0.00
Security Percentage                                             0.00%


Certificates                                               108,288.27



Beginning Overcollateralization Amount                   5,027,573.71
Overcollateralization Amount Increase (Decrease)           292,435.09
Outstanding Overcollateralization Amount                 5,320,008.80
Target Overcollateralization Amount                      5,320,008.80

Credit Enhancement Draw Amount                                   0.00
Unreimbursed Prior Draws                                         0.00


                                                    Number    Percent
                                          Balance  of Loans  of Balance
Delinquent Loans (30 Days)           2,469,560.33     98       1.45%
Delinquent Loans (60 Days)             805,376.35     27       0.47%
Delinquent Loans (90 Days)             582,419.32     16       0.34%
Delinquent Loans (120 Days)            248,459.57     10       0.15%
Delinquent Loans (150 Days)            240,075.94     8        0.14%
Delinquent Loans (180+ Days)         1,382,508.80     26       0.81%
Foreclosed Loans                     1,053,163.19     20       0.62%
REO                                     39,866.44     1        0.02%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                      Liquidation To-Date
Beginning Loss Amount                                    1,365,964.14
Current Month Loss Amount                                  295,547.09
Current Month Principal Recovery                                 0.00
Net Ending Loss Amount                                   1,661,511.23

                                    Special Hazard    Fraud          Bankruptcy
Beginning Amount                               0.00       0.00      0.00
Current Month Loss Amount                      0.00       0.00      0.00
Ending Amount                                     -          -         -

Liquidation Loss Distribution Amounts                            0.00
Extraordinary Event Losses                                       0.00
Excess Loss Amounts                                              0.00

Capitalized Interest Account
Beginning Balance                                                0.00
Withdraw relating to Collection Period                           0.00
Interest Earned (Zero, Paid to Funding Account)                  0.00
Total Ending Capitalized Interest Account Balance as of Payment D0.00
Interest earned for Collection Period                            0.00
Interest withdrawn related to prior Collection Period            0.00

Funding Account
Beginning Funding Account Balance                                   -
Deposit to Funding Account                                          -
Payment for Additional Purchases                                    -
Ending Funding Account Balance to Notes                             -
Ending Funding Account Balance as of Payment Date                   -
Interest earned for Collection Period                               -
Interest withdrawn related to prior Collection Period               -

Prefunding Account
Beginning Balance                                                0.00
Additional Purchases during Revolving Period                     0.00
Excess of Draws over Principal Collections                       0.00
Total Ending Balance as of Payment Date                          0.00
Interest earned for Collection Period                            0.00
Interest withdrawn related to prior Collection Period            0.00

Reserve Account
Beginning Balance                                                0.00
Deposits to Reserve Account for current Payment Date             0.00
Withdrawals from Reserve Account for current Payment Date        0.00
Total Ending Reserve Account Balance as of current Payment Date  0.00
Interest earned for Collection Period                            0.00
Interest withdrawn related to prior Collection Period            0.00

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